                                                                  Exhibit (d)(2)

                          NOTICE OF GUARANTEED DELIVERY
                   FOR SHARES OF DWS MULTI-MARKET INCOME TRUST
               SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

                  DWS MULTI-MARKET INCOME TRUST RIGHTS OFFERING


      As set forth in the Prospectus of DWS Multi-Market Income Trust (the "Fund") under the "The Offer--Method for Exercising Rights" and "--Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all Shares of the Fund's shares subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, express mail, overnight courier or first-class mail to The Colbent Corporation, the subscription agent, and must be received prior to 5:00 p.m. New York City time on May 8, 2007.* The terms and conditions of the rights offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                            THE COLBENT CORPORATION



                                 By Express Mail
  By First Class Mail:        or Overnight Courier:             By Hand:

The Colbent Corporation      The Colbent Corporation     The Colbent Corporation
Attn: Corporate Actions      Attn: Corporate Actions     Attn: Corporate Actions
     P.O. Box 859208           161 Bay State Drive         161 Bay State Drive
Braintree, MA 02185-9208    Braintree, MA 02184-5203    Braintree, MA 02184-5203

                                By Facsimile:( )

                              Confirm by Telephone:
                                 (781) 930-4900


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           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
               FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

      The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the primary subscription and the over-subscription privilege to The Colbent Corporation and must deliver this Notice of Guaranteed Delivery guaranteeing delivery prior to 5:00 p.m., New York City time, on May 8, 2007 of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to The Colbent Corporation.* The Subscription Certificate and full payment must then be delivered by 5:00 p.m., New York City time, on May 8, 2007* to The Colbent Corporation. Failure to do so will result in a forfeiture of the rights.

__________
*     Unless extended by the Fund.



                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery to The Colbent Corporation by 5:00 p.m., New York City time, on May 8, 2007 (unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full subscription price for Shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such Shares is indicated herein or in the Subscription Certificate.


A.    Primary Subscription       ________________     X          $[ ]         =          $______
                                 (Number Of Primary           (Estimated                (Estimated
                                 Subscription                Subscription             Payment to Be
                                 Shares of Which                Price)                   Made in
                                 You Are                                             Connection with
                                 Guaranteeing                                          the Primary
                                 Delivery Of Rights                                    Subscription
                                 And Payment)                                            Shares)
                                 (Rounded Down to
                                 Nearest Whole
                                 Share)  (No
                                 Fractional Shares
                                 Will Be Issued.)

B.    Over-Subscription          ________________     X          $[ ]         =          $_______
      Privilege                  (Number of                   (Estimated                (Estimated
                                 Over-Subscription           Subscription             Payment to Be
                                 Shares of Which                Price)                   Made in
                                 You Are                                             Connection with
                                 Guaranteeing                                              the
                                 Delivery Of                                        Over-Subscription
                                 Payment)                                                Shares)

TOTAL NUMBER OF RIGHTS
TO BE DELIVERED:________________________________________________________________

TOTAL AMOUNT ENCLOSED:  $_______________________________________________________

Method of Delivery of Rights (circle one)

A. through The Depository Trust Company ("DTC")**

B. direct to The Colbent Corporation, as Subscription Agent

Name of Firm:______________________   Authorized Signature:_____________________

Address:___________________________   Title:____________________________________

City, State and ZIP:_______________   Name:_____________________________________
                                                   (Please Type or Print)

Name of Registered Holder
(If Applicable):___________________

Telephone Number:__________________   Date:_____________________________________

__________
** If the rights are to be delivered through DTC, a representative of The Colbent Corporation will phone you with a protect identification number, which needs to be communicated by you to DTC.